Exhibit 99.1

PURCHASE OPTION AGREEMENT

This PURCHASE OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of January 30, 2008 by and between XL TechGroup, Inc. a Delaware corporation (“XLTG”) with an address at 1901 South Harbor City Blvd., 3rd Floor, Melbourne, Florida 32901, and PetroAlgae, LLC, a Delaware limited liability company (the “Company”), with an address at 1901 South Harbor City Blvd., 3rd Floor, Melbourne, Florida 32901.

RECITALS

WHEREAS, XLTG has agreed to provide capital funding to the Company, which financing is evidenced by that certain Capital Funding and Company Development Agreement, dated as of the date hereof, by and between the Company and XLTG (as amended, modified or supplemented from time to time, the “Capital Funding Agreement”) and the Loan Documents referred to therein. Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Capital Funding Agreement.

WHEREAS, pursuant to the Capital Funding Agreement, the Company has agreed to grant to XLTG an option to purchase up to two million twenty-nine thousand three hundred thirty-seven (2,029,337) Class A Units in the Company, or such greater amount of Units as may be necessary to equal the same percentage of the total outstanding Class A Units of the Company (either such amount, as applicable, the “PetroAlgae Units”) after taking into account any additional Class A Units which must be issued by the Company to AzTE, as required by the current Limited Liability Company Agreement effective as of February 16, 2007 (the “Operating Agreement”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and XLTG hereby agree as follows:

1.	Purchase Option. Subject to the terms and conditions of this Agreement, the Company hereby unconditionally and irrevocably grants to XLTG the right to purchase (the “PetroAlgae Purchase Option”) the PetroAlgae Units, in whole or in part, commencing on the date hereof, and, thereafter during the term of this Agreement (pursuant to one or more exercises) at an exercise price equal to $0.001 per unit (as such price is adjusted in accordance with the terms hereof, the “PetroAlgae Exercise Price”).

2.	Term. This Agreement shall be effective as of the date hereof and shall continue in effect until, and shall terminate on, December 31, 2027.

3.	Procedure for Exercise of Purchase Option by XLTG.

(a) In the event that XLTG wishes to exercise the PetroAlgae Purchase Option, XLTG shall deliver a notice (the “Purchase Option Notice”) to the Company setting forth (i) the proposed date of such exercise, (ii) the number of PetroAlgae Units subject to such exercise of the Purchase Option and (iv) the exercise price (calculated in accordance with the terms hereof) applicable to such exercised portion of the Purchase Option.

(b) The closing for each exercise of an PetroAlgae Purchase Option (each, a “Closing”) shall take place, and all payments from XLTG to the Company shall be delivered to the Company, no later than five (5) business days following the Company’s receipt of a Purchase Option Notice at the offices of the Company. At each Closing, the Company shall deliver the applicable PetroAlgae Units related to such Closing, deeds, assignments and other instruments of sale, assignment and transfer of PetroAlgae Units (including, without limitation, evidence of due authorization, execution and delivery of the instruments of transfer, evidence of title and the absence of any liens or competing claims) as XLTG shall reasonably request to effectively transfer good and marketable title to PetroAlgae Units.

(c) The Company shall pay any registration fees or other similar stamp or other taxes or fees payable or due upon the exercise of the PetroAlgae Purchase Option and any such sale, assignment and/or transfer related thereto. If by reason of non-residence of the Company or the Purchaser, any applicable law necessitates compliance with further requirements or further payment of taxes or other fees or imposts, then the Company shall comply with all such requirements and make all such payments and indemnify and save XLTG harmless therefrom.

(d) The Company agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

(e) Notwithstanding anything to the contrary contained in this Agreement, XLTG hereby agrees to comply with any applicable lock-in agreement entered into by the Company in connection with an IPO governing the PetroAlgae Units. The Company agrees to, within five (5) business days following the execution of any such lock-in agreement referred to in the immediately preceding clause, provide a copy of such lock-in agreement to XLTG. “IPO” shall mean an underwritten initial public offering of equity interests of any entity pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, or similar relevant foreign securities laws.

(f) Notwithstanding anything to the contrary contained in this Agreement, XLTG hereby acknowledges that, at all times after the Effective Date and prior to the closing of a Qualified IPO (as defined in the Operating Agreement), the Company is required to issue to AzTE the number of Class A Units equal to five percent (5%) of the Fully Diluted Capitalization of the Company at all times such that the issuance of this Option is entirely non-dilutive to AzTE.

4.

Unit Splits, Unit Dividends, etc. In the event of any unit split, reverse unit split, combination, unit dividend, recapitalization, reorganization or other recapitalization affecting the PetroAlgae Units on or after the date of this Agreement (each, a “Recapitalization Event”), all references to the number of units in this Agreement shall be proportionately and appropriately increased, decreased or adjusted to reflect any such Recapitalization Event. Additionally, in the case of a Recapitalization Event, the PetroAlgae Exercise Price shall be proportionately and appropriately increased or decreased by the ratio which the total number of PetroAlgae Units outstanding immediately after such Recapitalization Event bears to the total number of shares of PetroAlgae Units, as the case may be, outstanding immediately prior to such Recapitalization Event. The foregoing sentence shall not apply to any units issued solely in satisfaction of anti-dilution protections held by AzTE.

5.	Specific Enforcement. Each party hereto acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that XLTG shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States of America or any state having subject matter jurisdiction, in addition to any other remedy to which XLTG may be entitled at law or in equity.

6.	Operating Agreement. Except as specifically provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Operating Agreement, the terms of the Operating Agreement shall govern. XLTG, and any of its successors or its assigns, agree to become a party to the Operating Agreement and be bound its terms as a condition precedent to its receipt of any of the PetroAlgae Units hereunder.

7.	Opinions. The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the exercise of XLTG’s rights under this Agreement.

8.	Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(i)	upon personal delivery to the party to be notified;

(ii)	when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(iii)	five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv)	one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	PetroAlgae, LLC
1901 S. Harbor City Blvd.
Suite 300
Melbourne, FL 32901

If to XLTG, to:	XL TechGroup, Inc.
1901 S. Harbor City Blvd.
Suite 300
Melbourne, FL 32901

Either party may update its contact information in writing to the other party sent in accordance with this Section 14.

10.	Entire Agreement. This Agreement, the Capital Funding Agreement, and the other Loan Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly cancelled.

11.	Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.	Amendments, Assignments. All amendments to this Agreement must be in writing and signed by the Company and XLTG. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of XLTG and its successors and assigns, and may be assigned by XLTG at any time and from time to time. The Company may not assign any of its obligations under this Agreement without the prior written consent of XLTG, any such purported assignment without such consent being null and void. XLTG may assign its rights hereunder, including but not limited to the PetroAlgae Purchase Option, in whole or in part, without the consent of the Company.

14.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to XLTG hereunder shall inure to the benefit of XLTG’s successors and assigns.

15.

Consent to Jurisdiction. Each party hereto hereby consents and agrees that the state of federal courts located in the County of Brevard, State of Florida shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or related to this Agreement. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each party hereto hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

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IN WITNESS WHEREOF, the parties hereto have executed this PURCHASE OPTION AGREEMENT as of the date set forth in the first paragraph hereof.

XLTG:		COMPANY:

XL TECHGROUP, INC.		PETROALGAE, LLC

By:	/s/ David Szostak	By:	/s/ Ottmar Dippold
Name:	David Szostak	Name:	Ottmar Dippold
Title:	Chief Financial Officer	Title:	Chief Executive Officer